Exhibit (23)
                                                                    ------------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 2002, included in Owens Corning's annual report on Form 10-K for the year ended December 31, 2001, into Owens Corning's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-60487,
333-09367,  333-24501,  333-48153,  333-47961,  333-76715, 333-76717, 333-76765,
333-40824 and 333-40818.



                                               /s/  ARTHUR ANDERSEN LLP



March 18, 2002.
Toledo, Ohio,